          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                 SCHEDULE III - REAL ESTATE OWNED:  PROPERTIES
                               DECEMBER 31, 1997
                                                                   Exhibit 99(b)

                         INITIAL COSTS TO THE PARTNERSHIP                   COSTS
                                                                         CAPITALIZED
                                                         BUILDING &     SUBSEQUENT TO
   DESCRIPTION           ENCUMBRANCES       LAND        IMPROVEMENTS     ACQUISITION        LAND
   -----------           ------------       ----        ------------     -----------        ----
Properties:

Office Building
Lisle, IL                      None        1,780,000       15,743,881       393,102         1,780,000

Garden Apartments
Atlanta, GA                    None        3,631,212       11,168,904       646,177 (b)     3,631,212

Warehouse
Pomona, CA                     None        3,412,636       19,091,210     1,133,203         3,463,515

Retail Shopping Center
Roswell, GA                    None        9,454,622       21,513,677       889,899         9,462,951

Office Building
Morristown, NJ                 None        2,868,660       12,958,451     3,104,803         2,868,660

Office/Warehouse
Bolingbrook, IL                None        1,373,199        7,302,518       272,311         1,373,199

Garden Apartments
Farmington Hills, MI           None        1,550,000       11,744,571       347,400         1,583,320

Garden Apartments
Raleigh, NC                    None        1,623,146       14,135,553        46,160         1,623,146

Office Building
Nashville, TN                  None        1,797,000        6,588,451       228,377         1,797,327

Office Park
Oakbrook Terrace, IL           None        1,313,310       11,316,883        95,173         1,313,821

Office Building
Beaverton, OR                  None          816,415        9,897,307        14,563           816,415

Industrial Building
Salt Lake City, UT             None          582,457        4,805,676             0           582,457

Industrial Building
Aurora, CO                     None        1,338,175        7,202,411             0         1,338,175

Office Complex
Brentwood, TN                  None        2,425,000        7,063,755             0         2,425,000
                                          ----------      -----------   -----------       -----------
                                          33,965,832      160,533,248     7,171,168        34,059,198
                                          ==========      ===========   ===========       ===========
                                          GROSS AMOUNT AT WHICH
                                         CARRIED AT CLOSE OF YEAR
                                         -----------------------
                           BUILDING &                                  YEAR OF        DATE
 DESCRIPTION              IMPROVEMENTS         TOTAL(A)(B)(C)        CONSTRUCTION   ACQUIRED
 -----------              ------------         -------------         ------------   --------
Properties:

Office Building
Lisle, IL                    16,136,983            17,916,983            1985       Apr., 1988

Garden Apartments
Atlanta, GA                  11,815,081            15,446,293            1987       Apr., 1988

Warehouse
Pomona, CA                   20,173,534            23,637,049            1984       Apr., 1988

Retail Shopping Center
Roswell, GA                  22,395,247            31,858,198            1988       Jan., 1989

Office Building
Morristown, NJ               16,063,254            18,931,914            1981       Aug., 1988

Office/Warehouse
Bolingbrook, IL               7,574,829             8,948,028            1989       Feb., 1990

Garden Apartments
Farmington Hills, MI         12,058,651            13,641,971            1988       Jan., 1990

Garden Apartments
Raleigh, NC                  14,181,713            15,804,859            1995       Jun., 1995

Office Building
Nashville, TN                 6,816,501             8,613,828            1982       Oct., 1995

Office Park
Oakbrook Terrace, IL         11,411,545            12,725,366            1988       Dec., 1995

Office Building
Beaverton, OR                 9,911,870            10,728,285            1995       Dec., 1996

Industrial Building
Salt Lake City, UT            4,805,676             5,388,133            1997       Jul., 1997

Industrial Building
Aurora, CO                    7,202,411             8,540,586            1997       Sept., 1997

Office Complex
Brentwood, TN                 7,063,755             9,488,755            1987       Oct., 1997
                            -----------           -----------
                            167,611,050           201,670,248
                            ===========           ===========

                                              1997          1996          1995
                                           -----------   -----------   -----------
(a)   Balance at beginning of year         177,082,291   191,981,608   154,157,068
       Additions:
        Acquisitions                        23,417,474    10,713,722    36,774,343
        Improvements, etc.                   1,170,483       550,050     1,050,197
       Deletions:
        Sale                                             (26,163,089)            0
                                           -----------   -----------   -----------
       Balance at end of year              201,670,248   177,082,291   191,981,608
                                           ===========   ===========   ===========

(b)  Net of $1,000,000 settlement received from lawsuit.

          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
           SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                               DECEMBER 31, 1997

                                 Initial Costs to the Partnership                      Costs
                                 --------------------------------                   Capitalized
                                                                      Building &    Subsequent to
  Description                    Encumbrances           Land         Improvements   Acquisition         Land
  -----------                    ------------         --------       ------------   -----------         ----
Interest in properties:

Warehouse/Distribution
Jacksonville, FL                      None          $    231,119       $1,073,849    $   12,485      $  231,119

Warehouse/Distribution
Jacksonville, FL                      None               176,256          818,935         7,257         176,256

Warehouse/Distribution
Jacksonville, FL                      None               255,545        1,187,335            14         255,545

Warehouse/Distribution
Jacksonville, FL                      None               415,548        1,930,761        24,053         415,548
                                                    ------------     ------------   -----------      ----------
                                                    $  1,078,468       $5,010,880    $   43,809      $1,078,468
                                                    ============     ============   ===========      ==========

                                  Gross Amount at Which
                                 Carried at Close of Year
                                --------------------------
                                 Building &          1997                        Year of        Date
 Description                    Improvements         Sales        Total (a)    Construction    Acquired
                                ------------         -----        ---------    ------------    --------
Interest in properties:

Warehouse/Distribution
Jacksonville, FL                 $ 1,086,334       (1,317,453)            $0      1988         Jan., 1990

Warehouse/Distribution
Jacksonville, FL                     826,192       (1,002,448)             0      1986         Jan., 1990

Warehouse/Distribution
Jacksonville, FL                   1,187,349       (1,442,894)             0      1982         Jan., 1990

Warehouse/Distribution
Jacksonville, FL                   1,954,814       (2,370,362)             0      1979         Jan., 1990
                                ------------     ------------     ----------
                                 $ 5,054,689      ($6,133,157)            $0
                                ============     ============     ==========

                                             1997          1996        1995
                                         -----------    ----------  ----------
    Balance at beginning of year         $ 6,133,157    $6,133,157  $6,108,742
      Additions:
      Acquisitions                                 0             0      24,415
      Improvements, etc.                           0             0           0
     Deletions:
     Sale                                 (6,133,157)            0           0
                                          ----------    ----------  ----------
    Balance at end of year                        $0    $6,133,157  $6,133,157
                                          ==========    ==========  ==========

(A) All of these industrial properties were sold at 9/30/97

                                     II-59